															Exhibit 99 (a)
MORTGAGE AND OTHER NOTES PAYABLE
INCLUDING WEIGHTED AVERAGE INTEREST RATES AT DECEMBER 31, 2007
(in millions of dollars, amounts may not add due to rounding)

			Beneficial	Effective		LIBOR
		100%	Interest	Rate		Rate
		12/31/07	12/31/07	12/31/07 (a)		Spread	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	Total
Consolidated Fixed Rate Debt:
Beverly Center		338.8	338.8	5.28%			5.0	5.4	5.7	6.0	6.3	6.6	303.8				338.8
Cherry Creek Shopping Center	50.00%	280.0	140.0	5.24%											140.0		140.0
Great Lakes Crossing		140.4	140.4	5.25%			2.6	2.7	2.9	3.0	3.2	126.0					140.4
International Plaza	50.10%	175.2	87.8	4.37%	(b)(c)		87.8	(c)									87.8
MacArthur Center	95.00%	135.4	128.8	6.90%	(d)		2.8	3.0	122.9								128.8
Northlake Mall		215.5	215.5	5.41%											215.5		215.5
Regency Square		76.6	76.6	6.75%			1.1	1.3	1.4	72.8							76.6
Stony Point Fashion Park		110.4	110.4	6.24%			1.5	1.6	1.8	1.9	2.0	2.1	99.5				110.4
The Mall at Short Hills		540.0	540.0	5.47%										540.0			540.0
The Mall at Wellington Green	90.00%	200.0	180.0	5.44%										180.0			180.0
The Pier Shops at Caesars	77.50%	135.0	104.6	6.01%												104.6	104.6
Total Consolidated Fixed		2,347.3	2,062.9				100.8	14.1	134.6	83.7	11.4	134.8	403.3	720.0	355.5	104.6	2,062.9
Weighted Rate		5.50%	5.56%				4.57%	5.87%	6.78%	6.58%	5.44%	5.27%	5.52%	5.46%	5.34%	6.01%

Consolidated Floating Rate Debt:
Dolphin Mall (e)		139.0	139.0	5.93%	(f)	0.70%				139.0	(g)						139.0
Fairlane Town Center (e)		80.0	80.0	5.93%	(f)	0.70%				80.0	(g)						80.0
The Mall at Partridge Creek		62.1	62.1	6.18%	(f)	1.15%			62.1								62.1
TRG Revolving Credit		12.0	12.0	5.25%	(h)			12.0									12.0
Twelve Oaks Mall (e)		60.0	60.0	5.88%	(f)	0.70%				60.0	(g)						60.0
Other		0.5	0.2	7.25%			0.1	0.1									0.2
Total Consolidated Floating		353.6	353.3				0.1	12.1	62.1	279.0	0.0	0.0	0.0	0.0	0.0	0.0	353.3
Weighted Rate		5.94%	5.94%				7.25%	5.27%	6.18%	5.92%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Consolidated		2,701.0	2,416.3				100.9	26.2	196.7	362.7	11.4	134.8	403.3	720.0	355.5	104.6	2,416.2
Weighted Rate		5.56%	5.61%				4.57%	5.59%	6.59%	6.07%	5.44%	5.27%	5.52%	5.46%	5.34%	6.01%

Joint Ventures Fixed Rate Debt:
Arizona Mills	50.00%	136.0	68.0	7.90%			0.9	1.0	66.0								67.9
Fair Oaks	50.00%	140.0	70.0	6.60%			70.0										70.0
The Mall at Millenia	50.00%	210.0	105.0	5.46%			0.9	1.4	1.5	1.6	1.6	98.1					105.1
Sunvalley	50.00%	125.9	62.9	5.67%			1.1	1.2	1.2	1.3	58.2						63.0
Waterside Shops at Pelican Bay	25.00%	165.0	41.3	5.54%											41.3		41.3
Westfarms	78.94%	195.4	154.3	6.10%			2.6	2.7	2.9	3.1	142.9						154.2
Total Joint Venture Fixed		972.3	501.5				75.5	6.3	71.7	6.0	202.7	98.1	0.0	0.0	41.3	0.0	501.5
Weighted Rate		6.13%	6.18%				6.57%	6.17%	7.73%	5.84%	5.97%	5.46%	0.00%	0.00%	5.54%	0.00%

Joint Ventures Floating Rate Debt:
Taubman Land Associates	50.00%	30.0	15.0	5.95%	(i)						15.0						15.0
Other		1.1	0.7	7.25%			0.3	0.3	0.1								0.7
Total Joint Venture Floating		31.1	15.7				0.3	0.3	0.1	0.0	15.0	0.0	0.0	0.0	0.0	0.0	15.7
Weighted Rate		6.00%	6.01%				7.25%	7.25%	7.25%	0.00%	5.95%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Joint Venture		1,003.5	517.2				75.8	6.6	71.8	6.0	217.7	98.1	0.0	0.0	41.3	0.0	517.2
Weighted Rate		6.13%	6.17%				6.58%	6.22%	7.73%	5.84%	5.97%	5.46%	0.00%	0.00%	5.54%	0.00%

TRG Beneficial Interest Totals
Fixed Rate Debt		3,319.7	2,564.4				176.3	20.4	206.3	89.7	214.1	232.9	403.3	720.0	396.8	104.6	2,564.3
		5.69%	5.68%				5.42%	5.96%	7.11%	6.53%	5.94%	5.35%	5.52%	5.46%	5.36%	6.01%
Floating Rate Debt		384.8	369.2				0.5	12.5	62.3	279.0	15.0	0.0	0.0	0.0	0.0	0.0	369.1
		5.95%	5.94%				7.25%	5.32%	6.18%	5.92%	5.95%	0.00%	0.00%	0.00%	0.00%	0.00%
Total		3,704.4	2,933.5				176.7	32.9	268.5	368.7	229.1	232.9	403.3	720.0	396.8	104.6	2,933.5
		5.71%	5.71%				5.43%	5.72%	6.90%	6.06%	5.94%	5.35%	5.52%	5.46%	5.36%	6.01%

			Average Maturity Fixed Debt					6
			Average Maturity Total Debt					6

(a) Includes the impact of interest rate swaps, if any,  but does not include effect of amortization of debt issuance costs, losses on settlement of derivatives used to hedge the refinancing of certain fixed rate debt, or interest rate cap premiums.

(b) Amortization of purchase accounting discount from acquisition increases the stated rate on the debt of 4.21% to an effective rate of 4.37%
(c) The entity owning International Plaza has entered into a three year swap starting 1/8/08 to hedge the refinancing of International Plaza which closed 1/8/08.  The new $325 million debt (beneficial interest $163 million) is swapped to an all-in rate of 3.375% until maturity.

(d) Debt includes $2.1 million of purchase accounting premium from acquisition which, reduces the stated rate on the debt of 7.59% to an effective rate of 6.90%.
(e) TRG's  revolving credit facility was amended in November 2007 to increase the total facility from $350 million to $550 million.  Dolphin, Fairlane and Twelve Oaks are the direct borrowers under this facility.

(f) The debt is floating month to month at LIBOR plus spread.
(g) One year extension option available.
(h) Rate floats daily.
(i) Debt is swapped to an effective rate of 5.95% until maturity.